UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 16, 2025
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2025, Gibraltar Industries, Inc., a Delaware corporation (“Gibraltar” or the “Company”), entered into a Securities Purchase Agreement (the “Agreement”), with Barnsbury Estate LLC, a Delaware limited liability company (“Seller”), and Arundel Square Garden LLC, a Delaware limited liability company (“Parent”). Subject to the terms and conditions set forth in the Agreement, Gibraltar has agreed to purchase from the Seller all of Parent’s issued and outstanding equity interests (such acquisition, the “Transaction”). Parent is the owner of OmniMax International, LLC (“OmniMax”), a leading North American manufacturer of residential roofing accessories and rainwater management systems.

On the terms and subject to the conditions set forth in the Agreement, Gibraltar has agreed to pay Seller an aggregate purchase price of $1.335 billion in cash at the closing of the Transaction, subject to customary adjustments related to working capital, indebtedness, cash and transaction expenses, as set forth in the Agreement. Gibraltar intends to finance the Transaction with a combination of existing cash resources and proceeds from new indebtedness. In connection with its entry into the Agreement, the Company obtained commitments from Bank of America, Wells Fargo and KeyBanc Capital Markets for $1.8 billion of financing, consisting of (i) $1.3 billion of senior secured term loan facilities, comprised of a $650 million term “A” loan facility and a $650 million term “B” loan facility and (ii) a $500 million senior secured revolving credit facility, in each case subject to customary conditions. Gibraltar’s receipt of financing is not a condition to closing of the Transaction.

The closing of the Transaction is subject to certain customary closing conditions, including, among others: (a) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (b) the absence of an injunction or legal prohibition prohibiting the closing of the Transaction and (c) the accuracy of the parties’ respective representations and warranties and compliance by each party with their respective covenants and obligations contained in the Agreement, subject in each case to certain standards of materiality. Subject to the satisfaction of these closing conditions, the Transaction is expected to close in the first half of 2026.  No vote of Gibraltar’s stockholders is required to approve the Transaction.

The Agreement contains customary representations, warranties, and covenants by each of Gibraltar, Seller and Parent/OmniMax. Among other things, between the date of the Agreement and the closing of the Transaction, subject to certain exceptions, Parent/OmniMax has agreed to use commercially reasonable efforts to conduct its business in the ordinary course in all material respects and to not take certain actions without Gibraltar’s prior written consent.

The Agreement includes certain termination provisions, including the right of either Gibraltar or Parent to terminate the Agreement if (a) the closing of the Transaction has not occurred by November 16, 2026 (subject to an automatic 90-day extension in the event that the waiting period under the HSR Act has not expired or been terminated or there is an injunction or legal prohibition prohibiting closing that relates to antitrust laws, and the other conditions for the closing of the Transaction have been satisfied as of such date (other than conditions that by their nature are to be satisfied at the closing, which conditions are capable of being satisfied)) (the “Termination Date”), (b) there is a final, non-appealable judgment, order, writ, decision, stipulation, decree or law of a governmental authority prohibiting the closing of the Transaction or (c) in the event of material breach by the other party of its representations, warranties and covenants, subject to a customary notice and cure period. If the Agreement is terminated for (a) failure to close the Transaction prior to the Termination Date or (b) due to an antitrust-related injunction or legal prohibition, and in each case all other conditions to closing were satisfied (other than conditions that by their nature are to be satisfied at the closing, which conditions are capable of being satisfied), Gibraltar will owe Seller a termination fee equal to $55 million.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Agreement and is qualified in its entirety by the terms and conditions of the Agreement. It is not intended to provide any other factual information about Gibraltar, the Seller or their respective subsidiaries and affiliates, including Arundel. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of the Agreement and as of specified dates. The representations, warranties, covenants, and agreements in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Gibraltar, the Seller or their respective subsidiaries and affiliates, including Arundel. Moreover, information concerning the subject matter of the representations, warranties, covenants, and agreements may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Gibraltar’s public disclosures, and unless required by applicable law, Gibraltar undertakes no obligation to update such information.

Item 7.01	Regulation FD Disclosure.

On November 17, 2025, Gibraltar issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing entry into the Agreement described above.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

2.1	Securities Purchase Agreement, by and among Gibraltar Industries, Inc., Arundel Square Garden LLC and Barnsbury Estate LLC, dated as of November 16, 2025*

99.1	Press Release dated November 17, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gibraltar hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Gibraltar may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

Information Concerning Forward-Looking Statements

Certain information set forth in this Current Report on Form 8-K and exhibits attached hereto, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about Gibraltar’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement or could cause the consummation of the Transaction to be delayed or to fail to occur; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the Transaction within the expected timeframes or at all; risks related to disruption of management’s attention from Gibraltar’s ongoing business operations due to the Transaction; the effect of the announcement of the Transaction on the ability of Gibraltar to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the ability of Gibraltar to meet expectations regarding the timing and completion of the transaction, and the ability of Gibraltar to achieve expected cost and operational synergies; the outcome of any legal proceedings that may be instituted against Gibraltar related to the Transaction; tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which Gibraltar operates, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from other newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding the Company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.

Date:	November 17, 2025
		By:	/s/ Joseph A. Lovechio
Joseph A. Lovechio
Vice President and Chief Financial Officer